UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2013

Gran Tierra Energy Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices)

(403) 265-3221

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2013, Gran Tierra Energy Inc. (“Gran Tierra”) and Gran Tierra Energy International Holdings Ltd., a wholly-owned indirect subsidiary of Gran Tierra (“GTEIH”), entered into a $300,000,000 credit facility pursuant to a Credit Agreement, dated as of August 30, 2013, by and among Gran Tierra, GTEIH, Wells Fargo Bank, National Association, as administrative agent and global coordinator, and the lenders from time to time party thereto (the “Credit Agreement”).  Availability under the Credit Agreement is determined by a proven reserves-based borrowing base, and remains subject to the satisfaction of conditions precedent set forth in the Credit Agreement.  Loans under the Credit Agreement will mature on August 30, 2016.  The initial borrowing base is $150,000,000, and the borrowing base will be re-determined semi-annually based on reserve evaluation reports, subject to a maximum of $300,000,000.  The Credit Agreement includes a letter of credit sub-limit of up to $30,000,000.  Amounts drawn down under the Credit Agreement bear interest, at Gran Tierra’s option, at a eurodollar rate plus a margin ranging from 2.25% per annum to 3.25% per annum, or an alternate base rate plus a margin ranging from 1.25% per annum to 2.25% per annum, in each case based on the Borrowing Base Utilization Percentage.  Undrawn amounts under the Credit Agreement bear interest at 0.875% per annum, based on the average daily amount of unused commitments.  A letter of credit participation fee of 0.250% per annum will accrue on the average daily amount of letter of credit exposure.  Under the terms of the Facility, Gran Tierra is required to maintain compliance with specified financial and operating covenants.

In connection with entering into the Credit Agreement, and as a condition precedent to borrowing loans thereunder, Gran Tierra, GTEIH, and certain of Gran Tierra’s other direct and indirect subsidiaries have entered into certain ancillary agreements (the “Related Agreements”), including but not limited to:

∙	a guaranty and collateral agreement;

∙	equitable charges over the shares of GTEIH, Petrolifera Petroleum (Colombia) Limited and Gran Tierra Energy Cayman Islands Inc.;

∙	a general security agreement executed and delivered by each of GTEIH, Solana Resources Limited, Gran Tierra and Gran Tierra Exchangeco Inc. (“GTE Exchangeco”) in favor of the Administrative Agent; and

∙	one or more securities pledge agreements executed and delivered by Gran Tierra Exchangeco and Gran Tierra Callco ULC respecting all of the issued and outstanding shares in Solana Resources Limited and Gran Tierra Exchangeco.

The full text of the Credit Agreement is filed as Exhibit 10.1 hereto.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 30, 2013, among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., the Lenders party thereto, and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
	Name:	David Hardy
	Title:	General Counsel, Vice President, Legal and Secretary

Dated: September 6, 2013

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Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 30, 2013, among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., the Lenders party thereto, and Wells Fargo Bank, National Association.

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